Exhibit 10.20

AMENDED AND RESTATED PROMISSORY NOTE

$4,000,000.00	Montebello, New York
July 28, 2011

AMENDED AND RESTATED PROMISSORY NOTE dated as of July 28, 2011 (this “Note”) made by Warwick Valley Telephone Company, a New York corporation (“Borrower”), to Provident Bank (“Lender”).

WHEREAS, Borrower has previously executed that certain Promissory Note dated as of June 13, 2001 in favor of The Warwick Savings Bank, predecessor in interest to Lender (as amended, supplemented, extended or otherwise modified from time to time, the “Existing Note”); and

WHEREAS, Borrower desires to amend and restate the Existing Note in its entirety as set forth herein.

NOW, THEREFORE, FOR VALUE RECEIVED, Borrower hereby agrees as follows:

1.                          BORROWER’S PROMISE TO PAY

Borrower hereby promises to pay to Lender at the office of Lender located at 400 Rella Boulevard, Montebello, New York 10901 or at such other location as Lender may direct, the principal sum of $4,000,000.00, or so much as shall be drawn by Borrower and shall be outstanding as set forth on the Schedule of Advances and Repayments attached hereto, on July 28, 2012 (the “Maturity Date”).

2.                          INTEREST

Interest on the unpaid principal amount outstanding hereunder shall accrue at a variable rate per annum equal to the Prime Rate (as defined below) minus seventy-five hundredths of one percent (0.75%). “Prime Rate” means the rate of interest per annum established from time to time by Lender as its prime lending rate for commercial loans. Each change in the Prime Rate shall result in a corresponding change in the Prime Rate on the effective date of such change in the Prime Rate. The Prime Rate is a reference rate that does not necessarily represent the lowest or best rate actually charged to any customer. Lender may make commercial loans or other loans at rates of interest at, above or below such Prime Rate.

Notwithstanding the foregoing, during the continuance of an Event of Default (as defined in Section 8 below), at the option of Lender, the unpaid principal amount outstanding hereunder will bear interest at the Default Rate. “Default Rate” means a rate per annum equal to five percent (5.00%) above the interest rate otherwise in effect hereunder.

Interest shall be computed by the Lender on the basis of a 360-day year for actual days elapsed. Interest shall be payable monthly in arrears.

3.                          PAYMENTS

Borrower will make monthly payments of accrued and unpaid interest hereunder on the first day of each month beginning on August 1, 2011. If on the Maturity Date, Borrower still owes amounts under this Note, Borrower will repay the entire outstanding principal amount of the loan evidenced hereby (the “Loan”), plus all accrued and unpaid interest thereon and all other amounts payable hereunder in full on such date.

If Lender has not received the full amount of any monthly payment on or before the date which is 15 days after such payment is due, Borrower shall pay a late fee to Lender (“Late Fee”). The amount of such Late Fee will be six percent (6%) of Borrower’s overdue payment. Borrower will pay this Late Fee promptly but only once with respect to each late payment.

4.                          INTEREST IN EXCESS OF LEGAL RATE

If a law, which applies to the Loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with the Loan exceed the permitted limits, then; (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Borrower which exceeded permitted limits will be refunded to Borrower. Lender may choose to make this refund by reducing the principal the Borrower owes under this Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial payment.

5.                          OPTIONAL PREPAYMENT

During the term of the Loan, and provided that no Event of Default is continuing, Borrower shall have the option of repaying the Loan to Lender in advance of the Maturity Date, in whole or in part, without any charge or prepayment fee of any kind.

Upon making any prepayment of the Loan in whole or in part, the Borrower shall pay to the Lender all interest and expenses owing pursuant hereto and remaining unpaid. Any such prepayment shall be applied to the installment or installments last due hereunder.

6.                          LENDERS APPLICATION OF BORROWER’S PAYMENTS

Lender will apply each of the payments under this Note in the following order and for the following purposes:

(a)         FIRST to the payment of the interest on all the unpaid principal of said indebtedness;

(b)         SECOND, to the payment of principal due under this Note; and

(c)          THIRD, to the payment of all fees and expenses due from Borrower to Lender pursuant to the terms hereof, including late fees.

7.                          BORROWER’S REPRESENTATIONS

(a)                     Formation, Good Standing, Power and Due Qualification. Borrower (a) is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its assets and to transact the business in which it now engages or proposes to engage in, and (c) is duly qualified as a foreign corporation and is in good standing under the laws of each other jurisdiction in which such qualification is required.

(b)                     Authority.  The execution, delivery and performance by Borrower and each other obligor with respect to this Note, including without limitation any guarantor, endorser or surety (collectively with Borrower, any “Obligor”), of this Note and any other document executed in connection herewith (each, a “Loan Document”) to which it is a party are within its corporate or other applicable power, have been duly authorized by all necessary corporate or other applicable actions and does not and will not (a) require any consent or approval of its stockholders or any other constituency, as the case may be, which has not been obtained, or (b) contravene its charter, bylaws or other governing documents, as the case may be.

(c)                No Contravention. The execution, delivery and performance by each Obligor of each Loan Document to which it is a party does not and will not (a) violate any provision of any law, order, writ, judgment, injunction, decree, determination, award or binding referenda presently in effect applicable to such Obligor, (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such Obligor is a party or by which such Obligor or its properties may be bound or affected, or (c) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by such Obligor.

(d)               Governmental Authority. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority (as defined below) is required for the due execution, delivery and performance by any Obligor of any Loan Document to which it is a party. For the purposes hereof, “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(e)                Legally Enforceable Loan Documents.  This Note and each of the other Loan Documents is the legal, valid and binding obligation of each Obligor that is a party to such Loan Document, enforceable against such Obligor in accordance with their respective terms, except to the extent that such enforcement may be limited by (1) applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally, or (2) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

(f)                 Information.  No information, exhibit, or report furnished by any Obligor to Lender in connection with the providing of the Loan contains any material misstatement of fact, or omits to state a material fact or any fact necessary to make the statements contained therein not misleading. Borrower has disclosed to Lender in writing any and all facts that have resulted in, or could result in, a Material Adverse Change (as defined below). For the purposes hereof, “Material Adverse Change” means any of: (1) a material adverse change in the status of the business, assets, liabilities, results of operations, condition (financial or otherwise), property or prospects of any Obligor, (2) the occurrence of any event or circumstance which does or could have a material adverse effect on the ability of any Obligor to perform its duties and obligations under any Loan Document to which such Obligor is a party, or (3) a material adverse effect on the validity or enforceability of any of the Loan Documents or the rights or remedies of Lender under any such Loan Document.

(g)                Litigation. There is no action, suit or proceeding pending or, to the knowledge of Borrowers, threatened against or affecting any Obligor before any court, arbitration panel or other governmental body, which, in any one case or in the aggregate, has resulted in, or could result in, a Material Adverse Change.

8.                          EVENTS OF DEFAULT

Any of the following events shall be an “Event of Default” for the purposes hereof:

(a)               Payment Default.  Borrower fails (a) to pay the principal of, or interest on, amounts outstanding hereunder when due and payable, or (b) Borrower fails to pay any fees or expenses required to be paid by this Note or by any other Loan Document when due and payable.

(b)               Breach of Representation. Any representation or warranty made by Borrower or any other Obligor in any Loan Document to which it is a party or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document is (a) in the case of such representation or warranty which is not subject to a materiality limitation or qualification exception, incorrect in any material respect on or as of the date made, or (b) in the case of such representation or warranty which is subject to a materiality limitation or qualification exception, incorrect on or as of the date made.

(c)                Cross Default.  Borrower or any other Obligor fails to pay all or any portion of any of its indebtedness having an aggregate principal amount (including undrawn committed or available amounts) of more than $200,000.00 (other than the indebtedness evidenced hereby), or any interest or premium on such indebtedness when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness, or any other default under any agreement or instrument relating to any such indebtedness, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness, or any such indebtedness shall be declared to be due and payable, or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity of such indebtedness.

(d)               Bankruptcy.  Borrower or any other Obligor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Borrower or any Obligor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangements, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and if instituted against any Borrower or any other Obligor shall remain undismissed for a period of 60 days, or any Borrower or the applicable Obligor shall take any action to authorize any of the actions set forth above in this subsection (d).

(e)                Loan Documents.  Any Loan Document shall at any time after its execution and delivery and for any reason, ceases to be in full force and effect or shall be declared to be null and void, or the validity or enforceability of such Loan Document shall be contested by any Obligor that is a party to such Loan Document, or any Obligor fails to perform any of its obligations under any Loan Document to which it is a party (other than a payment default subject to Section 8(a)) and such failure remains uncured for 30 days from the earlier of (i) such Obligor’s actual knowledge of such default and (ii) such Obligor’s receipt of written notice of such default, or any Obligor denies in writing that it has any or further liability or obligation under any Loan Document to which it is a party.

(f)                 Material Adverse Change. In the judgment of Lender there occurs a Material Adverse Change.

9.                          REMEDIES

If any Event of Default shall occur, Lender may, (1) by notice to Borrower, terminate its obligation to make any further advances hereunder, (2) by notice to Borrower, declare the Loan, all interest thereon and all other amounts payable under any other Loan Document to be forthwith due and payable, whereupon the Loan, all such interest, and all such amounts due under such other Loan Documents shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, (3) exercise any remedies provided in any of the Loan Documents and/or (4) exercise any rights and remedies provided by law, provided, however, that upon the occurrence of an Event of Default specified under Section 8(d) above, the Loan and any other amounts payable under all the Loan Documents, and all interest on any of the foregoing, shall be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

No failure on the part of Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver of such right or preclude any other or further exercise of such right or the exercises of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

10.                   WAIVER OF PRESENTMENT

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including reasonable attorney’s fees, which costs may be added to the principal amount of the Loan and shall be paid promptly on demand, together with interest accrued thereon as provided in the applicable Loan Document.

11.                   AMENDMENT

This Note may not be changed orally or in any manner unless such change is in writing and signed by Lender and the Borrower.

12.                   COSTS AND EXPENSES

Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Loan Documents, including the reasonable fees and out-of-pocket expenses of counsel for Lender, with respect to the items noted above and with respect to advising Lender as to its rights and responsibilities under any of the Loan Documents, and all costs and expenses, if any, in connection with the enforcement of any of the Loan Documents. In addition, Borrower agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. All such costs and expenses not paid when requested by Lender will accrue interest at a rate per annum equal to the Default Rate.

13.                   INDEMNIFICATION

Borrower agrees to indemnify Lender and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loan, including the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings, but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the person to be indemnified.

14.                   GOVERNING LAW

This Note and each other Loan Document shall be governed by and construed in accordance with the Laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to its conflict of law principles.

15.                   WAIVER OF TRIAL BY JURY BY LENDER AND BORROWER

BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THAT BORROWER AND LENDER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WILL NOT, IN THE EVENT OF LITIGATION SEEK TO ENFORCE THIS JURY TRIAL WAIVER, BORROWER ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS PARAGRAPH.

16.                   JURISDICTION AND VENUE

Any dispute which may arise in connection with this Note, any amendment of it, or any of the other Loan Documents, may be resolved by the courts of the State of New York located in Rockland County, or by the United States District court for the Southern district of New York, Borrower hereby irrevocably submits to, and gives up any objection to, the exercise of jurisdiction by any of those courts, Borrower admits that any dispute with Lender may be resolved at least as conveniently in such a court as in any other court. Borrower will not seek dismissal of a proceeding, or ask to move it to another court on the ground that resolution of the dispute in any of these courts is not convenient or in the interests of justice. Borrower shall not seek a jury trial in any action based upon or arising out of this Note or any other Loan Document. Borrower will not seek to consolidate any such action with any other action in which trial by jury has not been waived.

17.                   GIVING OF NOTICES

Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Lender’s records) or to the Lender 400 Rella Boulevard, Montebello, New York 10901. Such notice or demand shall be deemed sufficiently given for all purposes when delivered (a) by personal delivery and shall be deemed effective when delivered, or (b) by certified mail return receipt requested or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express or United Parcel Service). Notice by e-mail is not valid notice under this or any other agreement between the Borrower and the Lender.

18.                   ASSIGNMENT; PARTICIPATION

This Note and each other Loan Document shall be binding upon, and shall inure to the benefit of Borrower, Lender and their respective successors and assigns. No Obligor may assign or transfer its rights or obligations under any of the Loan Documents. In the case of an assignment by Lender, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment), the same rights, benefits and obligations as it would have if it were Lender.

19.                   SEVERABILITY

Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

20.                   INTEGRATION

The Loan Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

21.                   EFFECT OF AMENDMENT AND RESTATEMENT

Upon the execution and delivery of this Note, the indebtedness, obligations and other liabilities evidenced by the Existing Note (collectively, the “Existing Obligations”) shall continue to be in full force and effect, but shall be governed by the terms and conditions set forth in this Note. Borrower hereby reaffirms its obligations under the Existing Note and all documents executed in connection therewith to which it is a party, as amended, supplemented or otherwise modified, as applicable, by this Note and by any other applicable Loan Documents. The execution and delivery of this Note shall constitute an amendment, replacement and restatement, but not a novation, of the Existing Obligations.

IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the year and date first above written.

Warwick Valley Telephone Company

By:	/s/ Duane W. Albro
Duane W. Albro
President and Chief Executive Officer

STATE OF NEW YORK	)
	)	SS:
COUNTY OF ORANGE	)

On the 28th day of July, 2011, before me, the undersigned, a notary public in and for said state, personally appeared Duane W. Albro, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they execute the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Amelia F. Lawlor
NOTARY PUBLIC